FORM OF AMENDMENT TO THE
MANAGER DIRECTED PORTFOLIOS
CUSTODY AGREEMENT

THIS AMENDMENT to the Custody Agreement, dated as of July 1, 2016, (the “Agreement”), is entered into by and between MANAGER DIRECTED PORTFOLIOS, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”) is effective as of July 1, 2019.

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fee schedule in Exhibit D of the Agreement; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

Effective July 1, 2019, Exhibit D of the Agreement is hereby superseded and replaced with Exhibit D attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MANAGER DIRECTED PORTFOLIOS         U.S. BANK NATIONAL ASSOCIATION

Exhibit D to the Manager Directed Portfolios
Custody Agreement - Custody Services Fee Schedule at September 1, 2019

Name of Series                             Date Added
Hood River Small-Cap Growth Fund                 on or after July 1, 2016

Custody Services Fee Schedule at July 1, 2019
Annual Fee Based Upon Market Value per Fund*
_ basis point on average daily market value of all long securities and cash held in the portfolio
Minimum annual fee per fund - $_
Plus portfolio transaction fees

Portfolio Transaction Fees

▪	$ _ - Book entry DTC transaction, Federal Reserve transaction, principal paydown

▪	$ _ - Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction

▪	$ _ - Option/SWAPS/future contract written, exercised or expired

▪	$ _ - Mutual fund trade, Margin Variation Wire and outbound Fed wire

▪	$ _ - Physical security transaction

▪	$ _ - Check disbursement (waived if U.S. Bancorp is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services

▪	See Additional Services Fee schedule for global servicing.

▪	$_ per custody sub - account per year (e.g., per sub -adviser, segregated account, etc.)

▪	Class Action Services - $_filing fee per class action per account, plus 2% of gross proceeds, up to a maximum per recovery not to exceed $_.

▪	No charge for the initial conversion free receipt.

▪	Overdrafts - charged to the account at prime interest rate plus _% unless a line of credit is in place.

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average.
Fees are calculated pro rata and billed monthly.

Advisor’s Signature below acknowledges approval of the fee schedules on this Exhibit D.

Exhibit D (continued) to the Manager Directed Portfolios Custody Agreement
Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Australia	_	_	Hungary	_	_	Poland	_	_
Argentina	_	_	Iceland	_	_	Portugal	_	_
Austria	_	_	India	_	_	Qatar	_	_
Bahrain	_	_	Indonesia	_	_	Romania	_	_
Bangladesh	_	_	Ireland	_	_	Russia	_	_
Belgium	_	_	Israel	_	_	Serbia	_	_
Bermuda	_	_	Italy	_	_	Singapore	_	_
Botswana	_	_	Japan	_	_	Slovakia	_	_
Brazil	_	_	Jordan	_	_	Slovenia	_	_
Bulgaria	_	_	Kenya	_	_	South Africa	_	_
Canada	_	_	Kuwait	_	_	South Korea	_	_
Chile	_	_	Latvia	_	_	Spain	_	_
China (A Shares) Stock Connect	_	_	Lithuania	_	_	Sri Lanka	_	_
China (B Shares)	_	_	Luxembourg	_	_	Swaziland	_	_
Colombia	_	_	Malaysia	_	_	Sweden	_	_
Costa Rica	_	_	Malta	_	_	Switzerland	_	_
Croatia	_	_	Mauritius	_	_	Taiwan	_	_
Cyprus	_	_	Mexico	_	_	Thailand	_	_
Czech Republic	_	_	Morocco	_	_	Tunisia	_	_
Denmark	_	_	Namibia	_	_	Turkey	_	_
Egypt	_	_	Netherlands	_	_	UAE	_	_
Estonia	_	_	New Zealand	_	_	Uganda	_	_
Euroclear (Eurobonds)	_	_	Nigeria	_	_	Ukraine	_	_
Euroclear (Non-Eurobonds)	_	_	Norway	_	_	United Kingdom	_	_
Finland	_	_	Oman	_	_	Uruguay	_	_
France	_	_	Pakistan	_	_	Vietnam	_	_
Germany	_	_	Panama	_	_	West African Economic Monetary Union (WAEMU)*	_	_
Ghana	_	_	Peru	_	_	Zambia	_	_
Greece	_	_	Philippines	_	_	Zimbabwe	_	_
Hong Kong	_	_

* Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinnea Bissau, Togo and Benin.
** See breakdown as follows:

Euromarkets (Euroclear) - Internal trades	_
Euromarkets (Euroclear) - External trades	_
Euromarkets (Euroclear) - Bridge transactions	_
Euromarkets (Euroclear) - DTC, Fedwire, and BankOne links	_

Global Custody Base Fee
A monthly base fee per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month.

▪	1-25 foreign securities - $_; 26-50 foreign securities - $_; Over 50 foreign securities - $_

▪
Euroclear - Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

▪	For all other markets specified in above grid, surcharges may apply if a security is held outside of the local market.

Miscellaneous Expenses

▪	Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $_ per claim.

▪
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

Extraordinary Services -
Extraordinary services are duties or responsibilities of an unusual nature, including termination, but not provided for in the governing documents or otherwise set forth in this schedule. A reasonable charge will be assessed based on the nature of the service and the responsibility involved. At our option, these charges will be billed at a flat fee or at our hourly rate then in effect.

Account approval is subject to review and qualification. Fees are subject to change at our discretion and upon written notice. The fees set forth above and any subsequent modifications thereof are part of your agreement. Finalization of the transaction constitutes agreement to the above fee schedule, including agreement to any subsequent changes upon proper written notice. In the event your transaction is not finalized, any related out-of-pocket expenses will be billed to the client directly. Absent your written instructions to sweep or otherwise invest, all sums in your account will remain uninvested and no accrued interest or other compensation will be credited to the account. Payment of fees constitutes acceptance of the terms and conditions set forth.

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an Account. For a non-individual person such as a business entity, a charity, a Trust, or other legal entity, we ask for documentation to verify its formation and existence as a legal entity. We may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

*Subject to annual CPI increase - All Urban Consumers - U.S. City Average

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